SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 5, 2015 (October 5, 2015)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(C)    The Company announced today the appointment of Eric Mendelsohn as President and Chief Executive Officer, effective October 5, 2015. Mr. Mendelsohn is has been serving as interim CEO since August 11, 2015 and prior to that he was Executive Vice-President of Corporate Finance.

In connection with the appointment of Mr. Mendelsohn, the Company entered into an employment agreement (the “Agreement”) with Mr. Mendelsohn effective October 5, 2015. The Agreement has an initial term until December 31, 2016, automatically renews each year unless 90 days’ notice of intention not to renew is given by either party and provides an initial base salary of $300,000. The Agreement provides a Cash Performance Incentive Plan which is driven by the Company’s funds from operation (“FFO”) and dividend growth. Under the Cash Performance Incentive Plan, for 2016 Mr. Mendelsohn is entitled to an FFO Bonus of $150,000 based on at least a 5% increase over 2015 in the Company’s normalized FFO as defined in the Agreement and a Dividend Bonus of $150,000 based on at least a 5% increase over 2015 in the Company’s recurring dividends as defined in the Agreement.

The Agreement provides for a grant of an option to purchase 75,000 shares of common stock of the Company at the market price on the date of grant in February 2016, which option will vest 1/3 on the date of grant and 1/3 on each of the first and second anniversary of the date of grant. The Agreement also provides that Mr. Mendelsohn is subject to a 24 month non-compete and non-solicitation period following termination of his employment. The Agreement further provides that if his employment is terminated due to a Without Cause Termination or Constructive Discharge (each as defined in the Agreement), the Company will pay Mr. Mendelsohn $25,000 a month for up to 24 months provided Mr. Mendelsohn has not accepted new employment.

Mr. Mendelsohn has over 15 years of healthcare real estate and financing experience. Previously, Eric was with Emeritus Senior Living for nine years, most recently as a Senior Vice President of Corporate Development where he was responsible for the financing and acquisition of assisted living properties, home health care companies and executing corporate finance strategies. Prior to Emeritus, Eric was with the University of Washington as a Transaction Officer where he worked on the development, acquisition and financing of research, clinic and medical properties. Prior to that, Eric was a practicing transaction attorney, representing lenders and landlords. Eric has a BS from American University in International Relations, a Law Degree from Pepperdine University, and a Masters (LLM) in Banking and Finance from Boston University. Eric is a member of the Florida and Washington State Bar Associations.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release, dated October 5, 2015, announcing the appointment of Eric Mendelsohn as Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.
	By:	/s/ Eric Mendelsohn
	Name:	Eric Mendelsohn
	Title:	Chief Executive Officer
Date: October 5, 2015